Exhibit (a)(1)(I)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

Carbonite, Inc.

Pursuant to the

Amended and Restated Offer to Purchase

Dated January 27, 2015 of

Copper Holdings, Inc.

a wholly owned subsidiary of

j2 Global, Inc.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if the certificates for shares of common stock, par value $0.01 per share (including, if a Distribution Date (as defined in the Offer) with respect to the Rights occurs, certificates for the Rights), of Carbonite, Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Amended and Restated Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	If delivering by overnight courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

By Facsimile Transmission:

(for Eligible Institutions only)

(617) 360-6810

Confirm Facsimile Transmission

By Telephone Only

(781) 575-2332

Call this number ONLY if you are confirming a facsimile transmission

For information call D.F. King & Co., Inc. at the following numbers:

Bankers and Brokers Call Collect: (212) 269-5550

All Others Call Toll Free: (800) 884-4969

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHE

RTHAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE

NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Copper Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of j2 Global, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase (the “Offer to Purchase”) dated January 27, 2015, and the related Letter of Transmittal that accompanies the Offer to Purchase (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.01 per share, and the associated preferred share purchase rights (collectively, the “Shares”), of Carbonite, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number
SIGN HERE
(Signature(s))
(Name(s)) (Please Print)
(Addresses)
(Zip Code)
(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby and (ii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Stock Market trading days of the date hereof.

(Name of Firm)

(Address)
(Zip Code)
(Authorized Signature)
(Name)
(Area Code and Telephone Number)

Dated:	, 2015.

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